Exhibit 99.1

Contacts:	Investors:
Ralph Harms	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA ANNOUNCES REVERSE STOCK SPLIT
SANTA CLARA, CA. — Aug. 15, 2007 — Transmeta Corporation (NASDAQ: TMTA) today announced that its Board of Directors has approved a reverse split of Transmeta’s common stock at a ratio of one-for-20 shares, to take effect on Friday, August 17, 2007.
At its annual meeting of stockholders held on July 31, 2007, Transmeta received stockholder approval of a proposal authorizing the Transmeta Board of Directors, in its discretion, to effect a reverse split of Transmeta’s common stock, at a ratio within the range from one-for-10 to one-for-40 shares, together with a corresponding reduction in the number of authorized shares of Transmeta’s capital stock, at any time prior to July 31, 2008.
The reverse stock split will be effective at 8:00 a.m., Eastern Time, on August 17, 2007. Transmeta’s common stock will begin trading at that time on a reverse split basis under the symbol “TMTAD,” for a period of 20 trading days. Thereafter, it will resume trading under the Company’s original symbol “TMTA.”
The reverse split will reduce the number of outstanding shares of Transmeta’s common stock from approximately 200 million shares to approximately 10 million shares. No fractional shares will be issued in connection with the reverse stock split. Cash will be issued in lieu of fractional shares. The exercise price and the number of shares of common stock issuable under the Company’s outstanding warrants and options will be proportionately adjusted to reflect the reverse stock split. The number of shares issuable upon conversion of Transmeta’s Series B preferred stock and issuable under the Company’s equity incentive plans will be proportionately reduced to reflect the reverse stock split. Additional information about the reverse stock split is available in Transmeta’s definitive proxy statement filed with the Securities and Exchange Commission on June 29, 2007.
Existing stockholders holding Transmeta common stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, with specific instructions regarding the exchange of shares. Mellon Investor Services LLC is Transmeta’s transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in connection with the reverse split.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical difficulties in implementing our restructuring plan and modifying our business model, the potential loss of key technical and business personnel, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, the risk that we have difficulties entering into strategic collaborations or raising financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

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